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                                                                    EXHIBIT 23.1



                                                      PricewaterhouseCoopers LLP
                                                     1177 Avenue of the Americas
                                                        New York, New York 10036
                                                        Telephone (212) 596-8000
                                                        Facsimile (212) 596-8910



August 18, 1998



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of The Chase Manhattan Corporation (the "Corporation") of our report dated January 20, 1998 which appears on page 45 of the 1997 Annual Report to Stockholders of the Corporation which is incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP